SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 FFW CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          [FFW CORPORATION LETTERHEAD]



                               September 27, 1999





Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of FFW Corporation (the "Company"), we cordially invite you to attend the Annual Meeting (the "Meeting") of Stockholders of the Company. The Meeting will be held at 2:30 p.m., Wabash, Indiana time, on October 26, 1999, at the office of the Company located at 1205 North Cass Street, Wabash, Indiana.

         An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to elect two directors of the Company and to ratify the appointment of Crowe, Chizek and Company LLP as the company's auditors. Accordingly, your Board of Directors unanimously recommends that you vote for each of the proposals.

         We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

         Thank you for your attention to this important matter.


                                           Very truly yours,




                                           /s/NICHOLAS M. GEORGE
                                           ---------------------
                                           NICHOLAS M. GEORGE
                                           President and Chief Executive Officer

                                 FFW CORPORATION
                             1205 North Cass Street
                              Wabash, Indiana 46992
                                 (219) 563-3185

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 26, 1999


         Notice is hereby given that an Annual Meeting of Stockholders (the "Meeting") of FFW Corporation ("FFW" or the "Company") will be held at the office of the Company located at 1205 North Cass Street, Wabash, Indiana, at 2:30 p.m. Wabash, Indiana time, on October 26, 1999.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of two directors of the Company;

         2. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ended June 30, 2000;

and such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on September 15, 1999, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed proxy card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/WAYNE W. REES
                                            ----------------
                                            WAYNE W. REES
                                            Chairman of the Board and Secretary

Wabash, Indiana
September 27, 1999

- --------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
- --------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                 FFW CORPORATION
                             1205 North Cass Street
                              Wabash, Indiana 46992
                                 (219) 563-3185

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 26, 1999


         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of FFW Corporation ("FFW" or the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the office of the Company, located at 1205 North Cass Street, Wabash, Indiana, on October 26, 1999, at 2:30 p.m., Wabash, Indiana time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about September 27, 1999. Certain of the information provided herein relates to First Federal Savings Bank of Wabash ("First Federal" or the "Bank"), a wholly owned subsidiary of the Company.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of two directors of the Company and (ii) the ratification of the appointment of Crowe, Chizek and Company LLP as the Company's auditors for the fiscal year ending June 30, 2000.

Vote Required and Proxy Information

         All shares of Company common stock ("Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than those described in the Notice of the Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         The Company maintains an Employee Stock Ownership Plan ("ESOP") which owns approximately 7.71% of the Company's common stock and in which employees of the Company and the Bank participate. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the trustee of the ESOP how to vote the shares of Common Stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the proxy distributed by the trustee of the ESOP, the ESOP trustee will vote the shares represented by that proxy at the Meeting. Where an ESOP participant specifies a choice, the proxy will be voted in accordance with the ESOP participant's instructions. If no specific direction is given, the ESOP trustee will vote the shares "FOR" the election of management's nominees for directors of the Company and "FOR" each of the other proposals described in this Proxy Statement. If other matters are presented at the Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies. The trustee of the ESOP will vote the unallocated ESOP shares in the same proportion as voted allocated shares.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter will be the act of the stockholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposal to ratify Crowe, Chizek and Company LLP as the Corporation's auditors will have the effect of a negative vote since that proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. A broker non-vote (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have no effect on the outcome of the election of directors or ratification of auditors.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Wayne W. Rees, Secretary, FFW Corporation, 1205 North Cass Street, Wabash, Indiana 46992.

Voting Securities and Principal Holders Thereof

         Stockholders of record as of the close of business on September 15, 1999 (the "Voting Record Date"), will be entitled to one vote for each share then held. As of that date, the Company had 1,441,224 shares of Common Stock issued and outstanding. The following table sets forth information, as of the Voting Record Date, regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common Stock and (ii) all directors and executive officers as a group. See
"Proposal I - Election of Directors" for beneficial share ownership of the directors and the Chief Executive Officer.

                                                                                             Shares
                                                                                         Beneficially             Percent
                                 Beneficial Owner                                           Owned(1)              of Class
- ------------------------------------------------------------------------                  ------------            -------
FFW Corporation, Inc. Employee Stock Ownership Plan                                          111,190                 7.71%
1025 North Cass Street
Wabash, IN  46992-1027(2)
The Midwest Bank Fund II, L.P.; Bank Fund III, L.P.; Bank Fund IV, L.P.;                     124,022                 8.61
Bank Fund III Trust; and Bank Fund IV Trust (collectively, the "Funds")
208 S. LaSalle Street
Chicago, Illinois 60604(3)

First Manhattan Co.(4)                                                                       114,860                 7.97
437 Madison Avenue
New York, NY 10022

Mr. and Mrs. Nicholas M. George(5)                                                           128,315                 8.75
4185 S 550 W
Wabash, IN  46992

Directors and executive officers of the Company and the Bank as a group                      291,925                19.82
   (7 persons)(6)

- -----------------------
(1) All amounts reported in this column have been adjusted to reflect the two-for-one stock split paid by the Company in the form of a 100% stock dividend on December 31, 1997 (the "Stock Dividend").

(2) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 109,740 of which were allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of Common Stock allocated to his or her account. Ronald J. Metz, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants or shares which are not voted by participants. Unallocated shares will be voted by the trustee in the same proportion as the voted allocated shares.

(3) As reported in an amended Schedule 13D filed with the Securities and Exchange Commission ("SEC") on or about August 2, 1996. The Midwest Bank Fund II, L.P., Bank Fund III, L.P., the Bank Fund III Trust, the Bank Fund IV, L.P. and the Bank Fund IV Trust reported sole voting and dispositive powers as to 8,718 shares (17,436 shares, as adjusted for the Stock Dividend), 10,403 (20,806) shares, 31,890 (63,780) shares,
         2,512 (5,042) shares, and 8,479 (16,958) shares of Common Stock, respectively.

(4) As reported in a Schedule 13G, dated February 11, 1999, in which First Manhattan Co. reported sole voting and dispositive power over 114,860 shares of Common Stock.

(5) Includes 39,102 shares held directly by Mr. George, 38,590 shares held jointly with Mrs. George, 3,998 shares held directly by Mrs. George, 2,000 shares held jointly by Mr. George and his son, 25,250 shares subject to options which options are exercisable within 60 days of the Voting Record Date and 19,375 shares allocated to Mr. George's account under the ESOP.

(6) Includes shares held directly, as well as, jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals or group members may be deemed to have sole voting and/or investment power. This table also includes 31,925 shares subject to options granted under the Company's 1992 Stock Option and Incentive Plan (the "Stock Option Plan") and the Company's 1998 Omnibus Incentive Plan (the "Omnibus Incentive Plan"), to directors and executive officers which options are exercisable within 60 days of the Voting Record Date.

                       PROPOSAL I - ELECTION OF DIRECTORS

General

         The Company's Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. Directors of the Company are generally elected to serve for a three-year period or until their respective successors are elected and qualified. The Company's Board of Directors currently consists of six members. Each of the directors of the Company has served in such capacity since its incorporation in December 1992.

         The table below sets forth certain information, as of the Voting Record Date, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified as set forth in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting "For" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

                                                                                                            Shares of
                                                                                                              Common
                                                                                                Term          Stock
                                                                                  Director       to       Beneficially     Percent
      Name                     Age         Position(s) Held in the Company         Since(1)     Expire       Owned(2)      of Class
      ----                     ---         -------------------------------         --------     ------       --------      --------
                                                    Nominees

Thomas L. Frank                56    Director                                       1987        2002              33,824      2.34%
J. Stanley Myers               52    Director                                       1985        2002              35,114      2.43

                                          Directors Continuing in Office

Wayne W. Rees                  61    Chairman of the Board and Secretary            1983        2000              50,874      3.52
Ronald D. Reynolds             52    Director                                       1991        2000              20,924      1.45
Nicholas M. George             52    President and Chief Executive Officer          1977        2001          128,315(3)      8.75
Joseph W. McSpadden            51    Director                                       1987        2001           20,874(4)      1.45

(1)      Includes service as a director of the Bank.

(2) The nature of beneficial ownership for shares reported in this column is sole voting and investment power, except as otherwise noted in these footnotes. All amounts reported under this column have been adjusted for the Stock Dividend. Included in the shares beneficially owned by the named individuals are options to purchase shares of Common Stock which options are exercisable within 60 days of the Voting Record Date, totaling 25,250 for Mr. George; 0 for Mr. McSpadden; 1,225 for Mr. Frank; 5,450 for Mr. Myers; 0 for Mr. Rees; and 0 for Mr. Reynolds.

(3) See footnote 4 on page 3 for additional information regarding shares beneficially owned by Mr. George.

(4) Excludes 2,000 shares of stock held by a corporation in which Mr. McSpadden is a minority shareholder. Mr. McSpadden expressly disclaims beneficial ownership with respect to such shares.


         The principal occupation of each director of the Company is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

         Thomas L. Frank. Mr. Frank is the Comptroller for B. Walter & Company, a manufacturer of wood furniture and products located in Wabash, Indiana.

         J. Stanley Myers. Mr. Myers is the owner and operator of ServiSoft Water Conditioning, Inc., a soft water appliance company located in Wabash, Indiana.

         Wayne W. Rees. Mr. Rees is the owner and publisher of The Paper of Wabash County, Inc., a newspaper published in Wabash, Indiana. Mr. Rees has been Chairman of the Board and Secretary of the Company since December 1992. Mr. Rees has served as Chairman of the Bank's Board of Directors since July 1992.

         Ronald D. Reynolds. Mr. Reynolds is the owner of J. M. Reynolds Oil Co., Inc., an oil supply company located in Wabash, Indiana.

         Nicholas M. George. Mr. George is the President and Chief Executive Officer of the Company, a position he has held since December 1992. Mr. George is also President and Chief Executive Officer of First Federal, a position he has held for the past 20 years. Mr. George joined First Federal as a vice president in 1972 and was promoted to President in 1976. Mr. George has responsibility for the overall management and establishment of First Federal's objectives, policies, and strategic plans. He assists in the overall administration of First Federal, including the implementation of and reporting on policies and plans adopted by the Board of Directors. He also serves as Chairman of the Board of FirstFed Financial of Wabash, Inc., the Company's subsidiary. He has served as a Director of FirstFed Financial of Wabash, Inc. since 1989.

         Joseph W. McSpadden. Mr. McSpadden is the Vice President and part owner of Beauchamp & McSpadden, an insurance agency located in Wabash, Indiana.

Meetings and Committees of the Board of Directors

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 12 times during fiscal 1999. During fiscal 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Board of Directors of the Company has standing audit, stock option and nominating committees, as well as other committees which meet as needed.

         The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditors the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Directors George, Frank and McSpadden and Chief Financial Officer Roger Cromer. During the fiscal year ended June 30, 1999, this Committee met four times.

         The Stock Option Committee is composed of Directors Frank, Reynolds and George. This Committee is responsible for administering the Company's Stock Option Plan and Omnibus Incentive Plan, as well as reviewing compensation and benefit matters. This Committee met once during the fiscal year ended June 30, 1999.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors of the Company will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing (as prescribed by the Bylaws) to the Secretary of the Company at least 30 days before the date of the Meeting; provided, however, that in the event that less than 40 days' notice of the date of the Meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. This Committee met once during the fiscal year ended June 30, 1999.

         Meetings and Committees of the Bank. Meetings of the Bank's Board of Directors are generally held on a monthly basis. The Board of Directors met 12 times during the fiscal year ended June 30, 1999. During fiscal 1999, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Bank has standing, audit, personnel/compensation, and nominating committees. The Bank also has other Committees which meet as needed to review various other functions of the Bank.

         The Audit Committee of the Bank is composed of Directors George, Frank and McSpadden and Chief Financial Officer Roger Cromer. The Audit Committee meets on a quarterly basis to review budgets and is responsible for reviewing the annual audit report and reporting to the full Board of Directors. This committee also meets with the Bank's external auditors prior to the annual audit to review audit procedures. This committee met four times during the fiscal year ended June 30, 1999.

         The Personnel/Compensation Committee of the Bank establishes and reviews compensation, bonuses, benefits and the personnel policies of the Bank. The current members of this committee are Directors George, Frank and Reynolds. This committee meets at least annually on an as needed basis. The committee met three times during the fiscal year ended June 30, 1999.

         The Nominating Committee of the Bank is comprised of the entire board of directors. The committee makes written nominations prior to the annual meeting. This committee held one meeting during fiscal 1999.

Director Compensation

         Cash Compensation. The Company's directors are paid a fee of $200.00 per meeting attended for serving on the Company's Board of Directors. No fee is paid for membership on the Company's committees. All present members of the Company's Board of Directors are also members of the Bank's Board of Directors. All Bank directors, other than the Chairman, receive a fee of $700.00 per meeting attended. The Chairman of the Bank receives a fee of $800.00 per meeting attended. No fees are paid to directors of the Bank for committee membership.

         Deferred Compensation Plan ("DCP"). In 1986, the Bank adopted the DCP for the benefit of its directors. The DCP is a voluntary deferred compensation plan which permits directors of the Bank to defer receipt of all or a portion of their regular board fees. This plan was established to hold and attract quality directors by providing a retirement benefit in amounts related to Board fees deferred annually. Under the DCP, a participant or his beneficiary, will receive retirement payments (equal to the amount deferred plus interest accrued thereon) payable in monthly installments upon retirement from the Board at age 70.

         If the director's service on the Board ceases for any reason other than death or disability, prior to age 70, amounts deferred pursuant to the DCP will be held by the Bank until the director reaches age 70. In the event of death or disability of the director while serving on the Bank's board, monthly or annual payments will be made to the director or his designated beneficiary. In the event of the director's death following retirement, the remaining benefits will be paid to the designated beneficiary. These benefit payments are not subject to any reduction for Social Security benefits or other offset amounts. Until disbursed, the amounts due and payable under the DCPs continue to be assets of the Bank, subject to the claims of general creditors. During fiscal 1999, no directors were deferring compensation pursuant to the DCP.

Executive Compensation

         The following table sets forth information regarding compensation paid to the Chief Executive Officer of the Company for services rendered during the fiscal year ended June 30, 1999. No other executive officer made in excess of $100,000 during the fiscal year ended June 30, 1999.

                                             SUMMARY COMPENSATION TABLE
                                                                             Long Term
                                                                          Compensation
                            Annual Compensation (1)                           Awards
- ---------------------------------------------------------------------   ---------------------
                                                                        Restricted
                                                                           Stock     Options/     All Other
                                                    Salary     Bonus     Award(s)      SARs      Compensation
     Name and Principal Position        Year        ($)(2)      ($)         ($)         (#)           ($)
- ----------------------------------------------------------- ------------------------ -------------------------
Nicholas M. George                      1999       $126,655   $34,250        ---         ---         $5,284(3)
  President and CEO                     1998        115,134    30,062        ---         ---          5,314
                                        1997        110,699    24,019        ---         ---          4,706

- -------------------------
(1) Mr. George did not receive any additional benefits or perquisites which exceeded, in the aggregate, the lesser of 10% of his salary and bonus, or $50,000.

(2) Includes $6,951, $7,085 and $5,963 of compensation deferred at the individual's election pursuant to the 401(k) plan and $10,800, $10,800 and $10,200 paid for service as a director for fiscal 1999, 1998 and 1997, respectively.

(3) Includes 401(k) plan contributions of $3,476 and disability insurance premiums of $1,808 paid by the Bank on behalf of Mr. George during fiscal 1999.


         The following table sets forth information regarding the number and value of stock options at June 30, 1999 held by the Company's Chief Executive Officer.

                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                            Shares                        Number of Unexercised       Value of Unexercised In-the-Money
                           Acquired       Value            Options at FY-End(#)            Options at FY-End ($)(1)
                          on Exercise    Realized     ----------------------------      ------------------------------
          Name               (#)           ($)        Exercisable    Unexercisable      Exercisable      Unexercisable
          ----               ---           ---        -----------    -------------      -----------      -------------
Nicholas M. George          5,582       $53,381         25,250           0                $217,781             $0

- ------------------
(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the average of the bid and asked price of $13.625 per share of the Common Stock as reported on the Nasdaq Small-Cap Market on June 30, 1999.

Employment Agreement and Salary Continuation Plan

         Employment Agreements. The Bank has an employment agreement with Nicholas M. George, as well as with certain other executive officers, each for a three-year term. The employment agreements provide for an annual base salary as determined by the Board of Directors. Salary increases are reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. The employment contracts provide for an extension for one additional year upon authorization by the Board of Directors at the end of each year. The contracts provide for termination upon the employee's death, for cause or upon certain events specified by Office of Thrift Supervision ("OTS") regulations. The employment contracts are terminable by the respective employee upon 90 days' notice to the Bank. The employment contracts provide for payment to the employee, in the event there is a change in control of the Company or the Bank, as defined in such agreement, where employment terminates involuntarily in connection with such change in control or within 12 months thereafter, of the remaining salary payable under the contract, plus a termination payment equal to 299% of the respective employee's highest salary in effect under the employment contract at any time during the 12 months prior to the date of termination, provided that total payments made to each employee under his or her respective employment agreement may not exceed three times the employee's annual salary or an amount that would cause certain adverse tax consequences to the Bank and the employee under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming a change in control were to take place as of June 30, 1999, the aggregate amount payable to Mr. George pursuant to this change in control provision would be approximately $343,850.

         Each contract contains a provision which prohibits the employee, for a period of one year, from, directly or indirectly, owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within 20 miles of any office of the Bank at the date of the employee's termination. The contracts provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. These employment contracts may have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Bank.

         Salary Continuation Plan. Effective October 1992, the Bank adopted a salary continuation plan for the benefit of Mr. George in order to encourage Mr. George's continued employment with the Bank until November 1, 2011 (the "retirement date"). The plan provides cash benefits to Mr. George or his designated beneficiary upon Mr. George's retirement, early retirement or death while employed by the Bank, provided that Mr. George gives the Bank six months' written notice of any early retirement. This cash benefit, as described in the plan, is increased for each year Mr. George remains employed by the Bank. The Bank has purchased an annuity to fund its obligations under this plan.

         In the event Mr. George voluntarily terminates his employment with the Bank for any reason other than death, Mr. George would be entitled to receive $86,702 at June 30, 1999. In the event of Mr. George's death, his beneficiary would be entitled to receive $419,776 at June 30, 1999.

Certain Transactions

         The Bank, like many financial institutions, has followed a policy of granting to officers, directors and employees loans secured by the borrower's residence and consumer loans. All loans to the Bank's officers and directors are made in the ordinary course of business and on the same terms, including interest rate and collateral, and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features.

            PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for Crowe, Chizek and Company LLP to be its auditors for the 2000 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Crowe, Chizek and Company LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 1205 North Cass Street, Wabash, Indiana 46992, no later than May 30, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's executive office, at 1205 North Cass Street, Wabash, Indiana 46992 on or before September 24, 2000 (30 days prior to next years anticipated annual meeting date). In the event that the date of next year's annual meeting changes, a stockholder proposal must be received not later than 30 days prior to the new date of such annual meeting; provided, however, that in the event that less than 40 days notice or prior disclosure of the new date of annual meeting is given or made to stockholders, notice of a proposal by a stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the new date of the annual meeting was mailed or public announcement of the new date of such meeting was first made. All stockholder proposals must also comply with the Company's bylaws and Delaware law.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock (or any other equity securities, of which there is none), to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Mr. George and Mr. Frank inadvertently failed to timely file Form 4s to report one transaction each. Mr. George and Mr. Frank reported their transactions on Form 4s dated July 28, 1999.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                 REVOCABLE PROXY
                                 FFW CORPORATION



        [ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 26, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints the Board of Directors of FFW Corporation (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on October 26, 1999 at 2:30 p.m., local time, and at any and all adjournments thereof, as follows:


I. The election of Thomas L. Frank and J. Stanley Myers as directors for a term to expire in 2002.

                                 With-       For All
                      For        hold        Except
                     [   ]       [   ]       [   ]


  INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.




- --------------------------------------------------------------------------------




  II. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending June 30, 2000.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

  In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

  The Board of Directors recommends a vote "FOR" the listed proposals.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

  Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee, guardian or corporate officer please give your full title. If shares are held jointly, each holder should sign.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above




   Detach above card, sign, date and mail in postage paid envelope provided.

                                FFW CORPORATION


  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement dated on or about September 27, 1999 and the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1999.

  The stockholder may revoke this proxy by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (athough attendance at the Meeting will not in and of itself constitute revocation of a proxy).

                  PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
                THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.